Exhibit 10.1

AMENDMENT TO

IDERA PHARMACEUTICALS, INC.

2013 STOCK INCENTIVE PLAN, AS AMENDED

WHEREAS, Idera Pharmaceuticals, Inc. (the “Company”) desires to amend the Idera Pharmaceuticals, Inc. 2013 Stock Incentive Plan, as amended (the “2013 Plan”), in the manner set forth below (the “Amendment”); and

WHEREAS, on April 13, 2015, subject to stockholder approval, the Board of Directors of the Company approved the Amendment.

NOW THEREFORE, in accordance with Section 11(d) of the 2013 Plan, the 2013 Plan is hereby amended as follows:

1.	Section 4(a) of the 2013 Plan is hereby amended by deleting subsection (1) thereof in its entirety and substituting the following in lieu thereof:

“(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan, any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)), for up to such number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(A) 15,224,460 shares of Common Stock; plus

(B) such additional number of shares of Common Stock (up to 6,946,978 shares) as is equal to the sum of the number of shares of Common Stock subject to awards granted under the Company’s 2005 Stock Incentive Plan (the “2005 Plan”) or the Company’s 2008 Stock Incentive Plan (the “2008 Plan” and, together with the 2005 Plan, the “Existing Plans”) which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code).

Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

2.	Section 10(f) of the 2013 Plan is hereby amended by deleting the first sentence thereof in its entirety and substituting the following in lieu thereof:

“Except as otherwise provided in Section 5(g) with respect to repricings, Section 10(i) with respect to Performance Awards or Section 11(d) with respect to actions requiring stockholder approval, the Board may, subject to Section 10(h), amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option.”

3.	Section 10(h) of the 2013 Plan is hereby deleted in its entirety and replaced with the following:

“(h) Acceleration. The Board may, at any time, provide that (i) any Award granted on or prior to April 13, 2015 shall become immediately exercisable in whole or in part, free of some or all of the restrictions or conditions applicable to such Award or otherwise realizable in whole or in part, as the case may be, and (ii) any Award granted after April 13, 2015 (a “New Award”) shall become immediately exercisable in whole or in part, free of some or all of the restrictions or conditions applicable to such New Award or otherwise realizable in whole or in part, as the case may be, solely (A) upon the death or disability of the Participant or (B) in connection with a change in control of the

Company. Notwithstanding the foregoing, the Board may provide, at any time and for any reason, that any New Award shall become immediately exercisable in full or in part, free from some or all of the restrictions or conditions applicable to such New Award or otherwise realizable in full or in part, as the case may be, if required under any contractual obligation of the Company or other policy of the Company, in each case to the extent such obligation or policy is in effect on April 13, 2015.”

4.	A new Section 10(j) shall be added to the 2013 Plan, as follows:

“(j) Limitations on Vesting. Subject to Section 10(h) and notwithstanding anything to the contrary in the Plan, no New Award shall vest earlier than the first anniversary of its date of grant. The foregoing sentence shall not apply to an aggregate of up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1).”

The Amendment shall be effective upon approval of the stockholders of the Company at the Company’s 2015 annual meeting of stockholders and shall only be applicable with respect to Awards granted after such approval. If the Amendment is not so approved at such meeting, then the amendment to the 2013 Plan set forth herein shall be void ab initio.

Except as herein above provided, the 2013 Plan is hereby ratified, confirmed and approved in all respects.

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